                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT

                                  By and Among

                        NEW JERSEY RESOURCES CORPORATION

                                 as the Borrower


                    THE FINANCIAL INSTITUTIONS PARTY THERETO

                                 as the Lenders

                                       and

                         PNC BANK, NATIONAL ASSOCIATION

                           as the Administrative Agent

                                       and

                               FLEET NATIONAL BANK

                            as the Syndication Agent

                                       and

                                  BANK ONE, NA

                           as the Documentation Agent


                                   Dated as of

                                 October 3, 2001

                       FIRST AMENDMENT TO CREDIT AGREEMENT

                THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "First Amendment") made as of October 3, 2001, among NEW JERSEY RESOURCES CORPORATION, a New Jersey corporation (the "Borrower"), the financial institutions listed on the signature pages hereto (each individually a "Lender" and collectively the "Lenders"), PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (in such capacity the "Administrative Agent"), FLEET NATIONAL BANK (as successor to SUMMIT BANK), as Syndication Agent and BANK ONE, NA, a national banking association, as Documentation Agent, amends that certain Credit Agreement dated as of January 5, 2001 by and among the Borrower, the financial institutions listed on the signature pages thereto (the "Existing Lenders") and the Administrative Agent (the Credit Agreement, together with the exhibits and schedules thereto and all modifications, amendments, extensions, renewals, substitutions or replacements prior to the date hereof, the "Existing Agreement") (the Existing Agreement, as amended by this First Amendment and as modified, amended, extended, renewed, substituted or replaced from time to time hereafter, the "Agreement").

                                   WITNESSETH:

                WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into the Existing Agreement pursuant to which the Lenders made certain financial accommodations available to the Borrower including Commitments to make Revolving Credit Loans in an amount not to exceed $135,000,000; and

                WHEREAS, the Borrower, the Lenders and the Administrative Agent desire to amend the Existing Agreement as set forth herein.

                NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the Borrower, the Administrative Agent and the Lenders with the intent to be legally bound hereby, agree that the Existing Agreement shall be amended as follows:


                                    ARTICLE I

                        AMENDMENTS TO EXISTING AGREEMENT

                SECTION 1.01. ADDITIONAL DEFINITIONS. Section 1.1 of the Existing Agreement is hereby amended by adding thereto the following definitions in the appropriate alphabetical order:

                "First Amendment" shall mean that certain First Amendment to Credit Agreement dated as of October 3, 2001.

                "First Amendment Effective Date" shall mean October 3, 2001.

                "Gas Cost Underrecovery Adjustment Assets" means that Underrecovered Gas Cost Balance to be collected from all sales customers and transportation customers, through surcharge commencing December 1, 2001 over an amortization period of three years from that date, with simple interest at 5.5% per annum, until November 30, 2004.

                "Permitted Accounts Receivable Securitization" means the receivables financing program providing for the sale of Receivables Facility Assets by Borrower and its Subsidiaries to the Receivables Subsidiary in transactions purporting to be sales (and treated as sales for GAAP purposes), which Receivables Subsidiary shall finance the purchase of such Receivables Facility Assets by the sale, transfer, conveyance, lien or pledge of such Receivables Facility Assets to one or more limited purpose financing companies, special purpose entities and/or other financial institutions, in each case, on a limited recourse basis as to the Borrower and its Subsidiaries; provided that any such transaction described herein shall be consummated pursuant to documentation in form and substance reasonably satisfactory to the Agent.

                "Receivables Documents" shall mean all documentation relating to any Permitted Accounts Receivable Securitization.

                "Receivables Facility Assets" shall mean all Gas Cost Underrecovery Adjustment Assets of Borrower and its Subsidiaries which are transferred to the Receivables Subsidiary pursuant to a Permitted Accounts Receivable Securitization, and any assets related thereto, including without limitation (i) all collateral given by the respective account debtor or on its behalf (but not by Borrower or any of its Subsidiaries) securing such Gas Cost Underrecovery Adjustment Assets,
        (ii) all contracts and all guarantees (but not by Borrower or any of its Subsidiaries) or other obligations directly related to such Gas Cost Underrecovery Adjustment Assets, (iii) other related assets including those set forth in the Receivables Documents, and (iv) proceeds of all of the foregoing.

                "Receivables Facility Attributed Indebtedness" at any time shall mean the aggregate net outstanding amount theretofore paid to the Receivables Subsidiary in respect of the Receivables Facilities Assets sold, transferred, financed or pledged by it in connection with a Permitted Accounts Receivable Securitization (it being the intent of the parties that the amount of Receivables Facility Attributed Indebtedness at any time outstanding approximate as closely as possible the principal amount of Indebtedness which would be outstanding at such time under the Permitted Accounts Receivable Securitization if the same were structured as a secured lending agreement rather than a purchase agreement).

                "Receivables Subsidiary" means a special purpose, bankruptcy remote wholly-owned Subsidiary of Borrower which may be formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of Gas Cost Underrecovery Adjustment Assets in connection with and pursuant to a Permitted Accounts Receivable Securitization.

                "Underrecovered Gas Cost Balance" means that amount of New Jersey Natural Gas Company's Levelized Gas Adjustment Clause not recovered in customer rates for the period ending October 31, 2001.

                SECTION 1.02. AMENDMENTS TO CERTAIN DEFINITIONS. The definition of the term "Permitted Encumbrance" contained in Section 1.1 of the Existing Agreement is hereby amended by adding to the end thereof the following new clauses (x) and (xi) which shall read as follows:

                "(x)    Encumbrances on Receivables Facility Assets transferred
        (a) to the Receivables Subsidiary or (b) by the Receivables Subsidiary to the purchasers of such receivables (and the filing of financing statements in connection therewith) created by, and as set forth in, the Receivables Documents pursuant to the Permitted Accounts Receivable Securitization; and

                (xi) Encumbrances on meter assets created in connection with capitalized lease transactions and securing Indebtedness in favor of one or more financial institutions incurred in connection with such transactions in an aggregate principal amount not to exceed $27,000,000."

                SECTION 1.03. Amendment to Section 5.2 of the Existing Agreement. Section 5.2 of the Existing Agreement is hereby amended and restated to read as follows:

                        "5.2    Encumbrances. The Borrower will not create or
        suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Encumbrance or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Indebtedness of any Person, other than:

                        (a) purchase money liens or purchase money security interests upon or in any property acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, so long as such indebtedness does not exceed 100% of the purchase price of such property;

                        (b) Encumbrances existing on such property at the time of the acquisition of such property or the acquisition of such Subsidiary (other than any such Encumbrance created as a result of such acquisition);

                        (c)     Permitted Encumbrances;

                        (d) Extensions or renewals of any Encumbrance described in clauses (a) through (c) above, provided, that (i) any such extension or renewal shall be limited to the property theretofore subject to such Encumbrance and (ii) the principal amount of the Indebtedness secured by such Encumbrance shall not be increased; or

                        (e) Encumbrances permitted pursuant to Section 5.2 of that certain Credit Agreement by and among New Jersey Natural Gas Company as Borrower, the financial

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                                institutions party thereto as the Lenders, PNC
                                Bank, National Association as the Administrative Agent, Fleet National Bank (as successor to Summit Bank) as Syndication Agent, Bank One, NA as the Documentation Agent and PNC Capital Markets and Fleet National Bank (as successor to Summit Bank) as the Co-Lead Arrangers.

                provided, that the aggregate principal amount of Indebtedness secured by Encumbrances referred to in clauses (a) and (b) above shall not exceed $5,000,000 at any time outstanding (it being expressly agreed that any refinanced Indebtedness shall not be considered new Indebtedness hereunder)."

                SECTION 1.04. AMENDMENT TO SECTION 5.3 OF THE EXISTING AGREEMENT. Section 5.3 of the Existing Agreement is hereby amended and restated to read as follows:

                        "5.3    INDEBTEDNESS. The Borrower shall not and shall
                not permit any Subsidiary to create, incur, assume, cause, permit or suffer to exist or remain outstanding any Indebtedness except for:

                                (i)     The Bank Indebtedness;

                                (ii)    Existing Indebtedness set forth on
                Schedule 5.3 hereof and any extensions, renewals or refinancings thereof in outstanding principal amounts not greater than those shown on Schedule 5.3; provided that such extensions, renewals or refinancings when incurred and when added to the Borrower's then outstanding Indebtedness would not cause the Borrower to be in violation of Section 5.2 hereof;

                                (iii)   Additional Indebtedness under the
                Mortgage Indenture as permitted pursuant to the terms of the Mortgage Indenture in the form in effect on the Closing Date;

                                (iv) Additional Indebtedness in favor of one or more financial institutions in connection with capitalized leases of meter assets in an aggregate principal amount not to exceed $27,000,000 at any one time outstanding;

                                (v)     Receivables Facility Attributed
                Indebtedness;

                                (vi)    Indebtedness permitted pursuant to
                Section 5.3 of that certain Credit Agreement by and among New Jersey Natural Gas Company as Borrower, the financial institutions party thereto as the Lenders, PNC Bank, National Association as the Administrative Agent, Fleet National Bank (as successor to Summit Bank) as Syndication Agent, Bank One, NA as the Documentation Agent and PNC Capital Markets and Fleet National Bank (as successor to Summit Bank) as the Co-Lead Arrangers; and

                                (vii) Additional Indebtedness not otherwise permitted by the foregoing clauses (i), (ii), (iii), (iv), (v) or (vi) in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding.

                In addition, Indebtedness incurred pursuant to item (vii) may not contain covenants (other than covenants relating to collateral, if any, securing such Indebtedness as such security interests are permitted hereby) more restrictive than or in addition to those contained herein."

                SECTION 1.05. AMENDMENT TO SECTION 5.5 OF THE EXISTING AGREEMENT. Section 5.5 of the Existing Agreement is hereby amended to add the following language to the end thereof:

                ", except for investments in the Receivables Subsidiary prior to the occurrence and continuance of any Potential Default or Event of Default."

                SECTION 1.06. AMENDMENT TO SECTION 5.6 OF THE EXISTING AGREEMENT. Section 5.6 of the Existing Agreement is hereby amended to add the following language to the end thereof:

                ", and other than (i) a sale, contribution or other transfer of Receivables Facility Assets to the Receivables Subsidiary and the Receivables Subsidiary may sell and make other transfers of Receivables Facility assets, in each case pursuant to the Receivables Documents in connection with the Permitted Accounts Receivable Securitization" and
        (ii) in connection with the capitalized lease transactions permitted under Section 5.3(iv)."

                SECTION 1.07. NO OTHER AMENDMENTS OR WAIVERS. The amendments to the Existing Agreement set forth in Sections 1.01 through 1.05 above do not either implicitly or explicitly alter, waive or amend, except as expressly provided in this First Amendment, the provisions of the Existing Agreement. The amendments set forth in Sections 1.01 through 1.05 hereof do not waive, now or in the future, compliance with any other covenant, term or condition to be performed or complied with nor do they impair any rights or remedies of the Lenders or the and the Administrative Agent under the Existing Agreement with respect to any such violation. Nothing in this First Amendment shall be deemed or construed to be a waiver or release of, or a limitation upon, the Lenders' or the Administrative Agent's exercise of any of their respective rights and remedies under the Existing Agreement and the other Loan Documents, whether arising as a consequence of any Events of Default which may now exist or otherwise, and all such rights and remedies are hereby expressly reserved.


                                   ARTICLE II

                     BORROWER'S SUPPLEMENTAL REPRESENTATIONS

                SECTION 2.01. INCORPORATION BY REFERENCE. As an inducement to the Lenders to enter into this First Amendment, the Borrower hereby repeats herein, for the benefit of the Lenders, the representations and warranties made by the Borrower in Article III of the Existing Agreement, as amended hereby, except that for purposes hereof such representations and warranties shall be deemed to extend to and cover this First Amendment.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

                SECTION 3.01. CONDITIONS PRECEDENT. Each of the following shall be a condition precedent to the effectiveness of this First Amendment:

                (i) The Administrative Agent shall have received on behalf of each Lender, on or before the First Amendment Effective Date, duly executed counterpart originals of this First Amendment (which may be initially delivered via telecopier).

                (ii) The following statements shall be true and correct on the First Amendment Effective Date, and the Administrative Agent shall have received a certificate signed by an authorized officer of the Borrower dated the First Amendment Effective Date stating that:

                        (A) except to the extent modified in writing by the Borrower heretofore delivered to the Banks, the representations and warranties made pursuant to Section 3.01 of this First Amendment and in the other Loan Documents are true and correct on and as of the First Amendment Effective Date as though made on and as of such date in all material respects;

                        (B) no Event of Default or Potential Default has occurred and is continuing, or would result from the execution of or performance under this First Amendment;

                        (C) the Borrower has in all material respects performed all agreements, covenants and conditions required to be performed on or prior to the date hereof under the Existing Agreement and the other Loan Documents.

                (iii) The Administrative Agent shall have received a certificate, duly certified as of the date hereof, by the secretary or assistant secretary of the Borrower, as to (A) the Certificate of Incorporation of the Borrower in effect as of the date hereof, (B) the By-Laws of the Borrower in effect as of the date hereof, (C) the resolutions of the Borrower's Board of Directors authorizing the borrowings hereunder and the execution and delivery of this First Amendment, and all documents supplemental hereto and (D) the names of the officers of the Borrower authorized to sign this First Amendment and all supplemental documentation and which contains a true signature of each such officer.

                (iv) The Borrower shall pay to the Administrative Agent for the account of each Lender who executes this First Amendment on or before the First Amendment Effective Date a fee equal to one (1) basis point (.01%) of such Lender's aggregate Commitment.

                                   ARTICLE IV

                               GENERAL PROVISIONS

                SECTION 4.01. RATIFICATION OF TERMS. Except as expressly amended by this First Amendment, the Existing Agreement and each and every representation, warranty, covenant, term and condition contained therein is specifically ratified and confirmed in all material respects.

                SECTION 4.02. REFERENCES. All notices, communications, agreements, certificates, documents or other instruments executed and delivered after the execution and delivery of this First Amendment in connection with the Agreement, any of the other Loan Documents or the transactions contemplated thereby may refer to the Existing Agreement without making specific reference to this First Amendment, but nevertheless all such references shall include this First Amendment unless the context requires otherwise. From and after the First Amendment Effective Date, all references in the Existing Agreement and each of the other Loan Documents to the "Agreement" shall be deemed to be references to the Existing Agreement as amended hereby.

                SECTION 4.03. COUNTERPARTS. This First Amendment may be executed in different counterparts, each of which when executed by the Borrower, the Administrative Agent and the Lenders shall be regarded as an original, and all such counterparts shall constitute one First Amendment. Delivery of an executed counterpart by telecopier shall be effective as delivery of a manually executed counterpart hereof.

                SECTION 4.04. CAPITALIZED TERMS. Except for proper nouns and as otherwise defined herein, capitalized terms used herein as defined terms shall have the meanings ascribed to them in the Existing Agreement, as amended hereby.

                SECTION 4.05. GOVERNING LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

                SECTION 4.06. HEADINGS. The headings of the sections in this First Amendment are for purposes of reference only and shall not be deemed to be a part hereof.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this First Amendment to Credit Agreement to be duly executed by their duly authorized officers as of the date first written above.

ATTEST:                                  NEW JERSEY RESOURCES CORPORATION


By:                                      By:                              (SEAL)
   -----------------------------            ------------------------------
Name:                                    Name:
     ---------------------------              ----------------------------------
Title:                                   Title:
      --------------------------               ---------------------------------


                                         PNC BANK, NATIONAL ASSOCIATION, in its
                                         capacity as the Administrative Agent
                                         hereunder


                                         By:                              (SEAL)
                                            ------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         PNC BANK, NATIONAL ASSOCIATION, as a
                                         Lender


                                         By:                              (SEAL)
                                            ------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         FLEET NATIONAL BANK, as a Lender


                                         By:                              (SEAL)
                                            ------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         BANK ONE, N.A., as a Lender


                                         By:                              (SEAL)
                                            ------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------



              [REMAINDER OF SIGNATURES CONTINUED OF FOLLOWING PAGE]


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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                         THE BANK OF NEW YORK, as a Lender


                                         By:                              (SEAL)
                                            ------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         CITIZENS BANK OF MASSACHUSETTS, as a
                                         Lender


                                         By:                              (SEAL)
                                            ------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
                                         as a Lender


                                         By:                              (SEAL)
                                            ------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         THE CHASE MANHATTAN BANK, as a Lender


                                         By:                              (SEAL)
                                            ------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------